EXHIBIT 99.1

Form of Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code

I, Jack N. Hayden, the President and Chief Executive Officer of Technology Solutions Company, certify that:

(i)	The Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)
The information contained in the Form 10-Q for the quarter ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Technology Solutions Company.

Date: May 5, 2003	By:	/s/ JACK N. HAYDEN

Jack N. Hayden President and Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Technology Solutions Company and will be retained by Technology Solutions Company and furnished to the Securities and Exchange Commission or its staff upon request.